UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2009

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
On February 20, 2009, Spectrum Pharmaceuticals, Inc. (“Spectrum”) received a written notice from Cell Therapeutics, Inc. (“CTI”) stating that CTI had elected to exercise its option to require Spectrum to purchase CTI’s 50% membership interest in RIT Oncology, LLC (“RIT”), a 50/50-owned joint venture (the “Joint Venture”) formed by Spectrum and CTI in December 2008 to commercialize and develop Zevalin® (ibritumomab tiuxetan) in the United States. Spectrum owns the remaining 50% membership interest in the Joint Venture. Spectrum’s obligation to consummate the purchase of CTI’s membership interest is subject to specified closing conditions, including CTI obtaining all necessary material third party consents and approvals and the delivery to Spectrum of a legal opinion of outside counsel to CTI.
Pursuant to the terms of the Joint Venture’s operating agreement, Spectrum is required to purchase, subject to the specified closing conditions, all of CTI’s membership interest in the Joint Venture for $18.0 million (subject to adjustment for any amounts owed between CTI and RIT at the time of sale) within 30 days of the delivery of CTI’s notice of exercise of its sale option. The operating agreement further permits Spectrum to either pay the entire purchase price in a lump sum at the closing of the sale, or to pay the purchase price in three installments (the first at the closing, and the second two 45 and 90 days after the closing). The post-closing installment payments would be subject to a full-recourse, non-interest-bearing promissory note issued by Spectrum to CTI at the closing. Prior to the closing CTI is required to pay a transfer consent fee of $750,000 to Biogen IDEC Inc. (“Biogen”) pursuant to certain agreements between Biogen and CTI that were entered into in connection with the formation of the Joint Venture.
Additional information regarding the Joint Venture can be found in Spectrum’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2008. A copy of the press release Spectrum issued on February 23, 2009 to announce CTI’s exercise of the sale option and certain other matters is attached as Exhibit 99.1 hereto.
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may contain words such as “will,” “expect,” “believe,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding Spectrum’s expectations, goals or intentions regarding the future, including but not limited to statements regarding CTI’s exercise of its sale option and the consummation of the transactions contemplated thereby. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, Spectrum can provide no assurances that the conditions to the closing of its acquisition of CTI’s interest in the Joint Venture will be satisfied. Additional factors that could cause actual results to differ are described in further detail in Spectrum’s reports filed with the SEC, including without limitation its Annual Report on Form 10-K for the year ended December 31, 2007 and its subsequent Quarterly Reports on Form 10-Q. All forward looking statements in this Current Report on Form 8-K speak only as of the date hereof. Spectrum does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained herein except as required by law.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

99.1	Press Release dated February 23, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 26, 2009	SPECTRUM PHARMACEUTICALS, INC.
	By:	/s/ Shyam Kumaria
		Name:	Shyam Kumaria
		Title:	V.P. Finance

Exhibit List

99.1	Press Release dated February 23, 2009.